RULE 10B5-1 AND 10B-18 STOCK REPURCHASE AGREEMENT

     THIS RULE 10B5-1 AND 10B-18 STOCK REPURCHASE AGREEMENT dated August 23, 2005 (the "Agreement") is between Duckwall-ALCO Stores, Inc. (the "Company") and Jefferies & Co., Inc. ("Broker").

WITNESSETH

     WHEREAS, the Board of Directors of the Company has authorized the repurchase of up to 242,879 shares (the "Shares") of the Company's common stock, $.0001 par value ("Common Stock"); and

     WHEREAS, the Company desires to repurchase the Shares in accordance with this Agreement and in conformity with the provisions of the Securities Exchange Act of 1934, as amended ("Exchange Act") and Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1") and Rule 10b-18 promulgated under the Exchange Act ("Rule 10b-18"); and

     WHEREAS, Broker is willing to purchase the Shares for the Company in accordance with this Agreement;

     NOW, THEREFORE, the Company and Broker hereby agree as follows:

1. Appointment. The Company hereby appoints Broker to purchase Shares on the terms and conditions set forth herein. Subject to such terms and conditions, Broker hereby accepts such appointment.

2. Share Purchases. Beginning on the Commencement Date (as defined in Section 3 below), Broker shall purchase Shares for the Company's account in compliance with the terms and conditions of this Agreement. The total amount of Shares that may be purchased under this Agreement shall not exceed 50,000 Shares and the Broker may not spend more than $1,250,000.00 in purchasing Shares under this Agreement. Broker shall use reasonable efforts to purchase the Shares at or below the then prevailing market price. In making such purchases, Broker shall comply with the following guidelines:

          i.   Orders to purchase hereunder are given on a "not held" basis.

          ii. Subject to Rule 10b-18(b)(2) and the restrictions set forth in this Agreement, Broker during the term of this Agreement shall use its best efforts to purchase, or cause to be purchased, the Shares on each day on or after the Commencement Date that trading takes place on the Nasdaq Stock Market (a "Trading Day").

          iii. Subject to Rule 10b-18(b)(3), Broker shall make its purchases at or below the then prevailing market price.


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3.   Term of the Agreement; Termination/Suspension.

     (a) Broker is authorized to commence purchasing Shares after the third business day following the publication of the Company's August 2005 earnings (the "Commencement Date"), and shall cease purchasing on the earliest to occur of: (i) the close of trading on November 1, 2005; (ii) the date that the aggregate purchases under this Agreement reach a total of 50,000 shares; or
(iii) the date notice of the termination of the Agreement is received as provided in Section 3(a)(iii)(A)-(B), or a public announcement is made as provided in Section 3(a)(iii)(C), as follows:

          (A) The Company or Broker may terminate this Agreement by giving written notice 24 hours in advance of such termination to the other party in accordance with Section 10 below;

          (B) This Agreement may be suspended, or at Broker's option and upon written notice to the Company, terminated upon the Company's failure to forward funds in accordance with Section 10 of this Agreement. If Broker determines to suspend or terminate this Agreement pursuant to this subsection (B), it shall promptly notify the Company of such determination by facsimile or a nationally recognized overnight courier service.

          (C) This Agreement will terminate on the date the Company or any other person announces a tender or exchange offer with respect to the Shares or other securities of the Company; the date of a public announcement of a merger, acquisition, recapitalization, reorganization, or comparable transaction in which the Shares or other securities of the Company will be exchanged for other securities; or the date of the announcement of the voluntary or involuntary liquidation, bankruptcy, insolvency, or nationalization of, or any analogous proceeding affecting, the Company.

     (b) Any termination of this Agreement pursuant to subsection (a)(i),
(a)(ii), or (a)(iii)(A) or (C) above would require the Company and Broker to enter into a new arrangement prior to recommencing repurchases of Shares. If Broker suspends purchases of Shares pursuant to subsection 3(a)(iii)(B) above or
Section 9 below, Broker may resume purchases of Shares pursuant to this Agreement when it determines that conditions leading to the suspension no longer exist and/or will not have a material adverse impact on repurchases of Shares pursuant to this Agreement.

4. Modification of the Agreement. This Agreement, including any Addendum hereto, may be modified by the Company provided that (a) such modification is made in accordance with Section 13 hereof, in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 of the Exchange Act and (b) the Company is not in possession of material non-public information about it or its securities.


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5.   Company Representations and Warranties. The Company represents and warrants:

     (a)  that the purchase of the shares of Shares pursuant to this Agreement:

          (i) has been duly authorized by all necessary corporate action;

          (ii) is consistent with the Company's publicly announced stock repurchase program; and

          (iii) will not contravene any provision of its certificate of incorporation or by-laws, or to its knowledge, any law, regulation or contractual restriction binding on it or its assets.

     (b) This Agreement or any amendment thereto is established in good faith compliance with the requirements of Rule 10b5-1 at a time when it was not in possession of material, non-public information.

6.   Covenants.

     (a) The Company will request any modification to this Agreement in accordance with this Agreement and in good faith compliance with the requirements of Rule 10b5-1 at a time when the Company is not in possession of material, non-public information.

     (b)  The Company will notify Broker at the number or address set forth in
          Section 10 of this Agreement, as soon as practicable upon the occurrence of any event that would prohibit any repurchase of Shares under this Agreement, including, but not limited to, the commencement of a "distribution" within the meaning of Regulation M under the Exchange Act, of Shares or any securities for which the Shares are a "reference security" within the meaning of that regulation, as well as any other legal, regulatory or contractual restriction (it being agreed that the Company's receipt of material, non-public information about the Company or its securities will not constitute such a legal restriction). Such notice will indicate only the anticipated duration of the restriction and will, in accordance with this subsection 5(d), not include any nonpublic or other information about the nature of the restriction.

     (c) The Company will not, directly or indirectly, communicate any material nonpublic information about it or its securities, including the Shares, to any employee or representative of Broker or its affiliates who is involved, directly or indirectly, in executing this Agreement at any time while this Agreement is in effect.

     (d) During the term of this Agreement, the Company may not discuss with any employee or representative of Broker or its affiliates the timing of the


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          trading in the Shares on its behalf pursuant to this Agreement
          (other than to confirm or describe this Section 6(d), if necessary.

     (e) While the Agreement is in effect, the Company agrees not to enter into or alter any corresponding or hedging transactions or positions with respect to the Shares, including any securities that are exchangeable for, or convertible into, Shares.

     (f) The number of Shares, other share amounts and prices, if applicable, set forth in Section 2 shall be adjusted automatically on a proportionate Basis to take into account any stock split, reverse stock split or stock dividend with respect to the Shares or any change in capitalization with respect to the Company that occurs during the term of this Agreement.

     (g) The Company agrees to not knowingly take any action that would cause any such purchases by Broker to not comply with Rule 10b-18.

7.   Acknowledgements.

     (a) The Company acknowledges that Broker may make a market in the Shares and will continue to engage in market-making activities while executing transactions on behalf of the Company pursuant to this Agreement.

     (b) The Company acknowledges that it is familiar with Rule 10b5-1 and has obtained such legal or other advice as it reasonably deems appropriate regarding the Rule 10b5-1.

     (c) The Company acknowledges that Broker and its affiliates may from time to time possess material non-public information relating to the Company or its securities and are under no obligation to disclose that information to the Company.

8. Broker Representations, Warranties and Covenants. Broker represents and warrants that:

     (a) On the same day a Broker purchases Shares under this Agreement, Broker shall send the Company written confirmation such purchases. Such notice shall state the date of the purchase, the number of Shares purchased, the applicable price paid per Share, the applicable settlement dates, and the aggregate fees owed to Broker for executing the purchases, which fees shall not exceed the fees set forth under
          Section 10 hereof. Unless otherwise directed by the Company, such confirmation shall be sent to the attention of the person at the address set forth in Section 12 hereof with a copy being emailed on the same day to Warren Gfeller, Charles Bogan and Dick Mansfield at whgfeller@strangervalley.com, cbogan@duckwall.com and dmansfield@duckwall.com. Broker will also furnish the Company with regular monthly reports of its accounts and such other information as the Company as reasonably requests.


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     (b)  Broker has implemented reasonable policies and procedures, and will enforce such policies and procedures, to ensure that any employee or representative of Broker or its affiliates making any repurchases pursuant to this Agreement does not purchase Shares on the basis of material nonpublic information.

     (c) In connection with bids and purchases pursuant to clause (a) above, Broker shall comply, or cause compliance, with the timing, pricing and volume provisions of Sections (b)(2), (3) and (4) of Rule 10b-18; provided, however, that Broker shall not be responsible for compliance with Rule 10b-18(b)(4)(Volume of Purchases) to the extent that the Company has not notified Broker of purchases of shares of Common Stock by the Company or any affiliated purchaser of the Company through another broker or dealer.

     (d) Broker shall refrain from purchasing Shares on any day when Broker reasonably determines in good faith that it is reasonably required to refrain from doing so in light of (i) legal or regulatory requirements, or (ii) policies and procedures reasonably adopted by Broker in light of legal or regulatory requirements. Broker shall promptly notify the Company upon exercising its rights pursuant to this Section 8(b) and shall subsequently promptly notify the Company on the day Broker shall resume purchasing shares of Common Stock pursuant to Section 8(a) above.

     (e) If Company informs Broker that the Company or an affiliate of the Company intends to purchase shares of Common Stock through a broker or dealer other than Broker, Broker shall refrain from purchasing any Shares hereunder on the day following receipt of such notice or subtract purchases of shares of Common Stock by the Company or any affiliate of the Company through another broker or dealer from "trading volume" permitted under that provision.

9. Market Disruptions, Restrictions, etc. The Company understands that Broker may not be able to effect purchases due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker. If any purchases cannot be executed as required by this Agreement due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker, Broker agrees to give prompt written notice to the Company in accordance with Section 10 and to effect such purchases promptly as practical after the cessation or termination of such market disruption or applicable restriction.


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10.  Fees and Payments. In connection with purchase of Shares hereunder, the
Company agrees to pay Broker a fee of $0.04 per Share ("Fee"). On the transaction settlement date after the Company has received written confirmation of such purchase, the Company will pay the Broker or its designee the Share purchase price plus the related Fee by Fed Funds wire transfer on a normal three day settlement basis. Upon confirmation that payment has been made under Section 10 hereof, Broker shall deliver the Shares purchased to the Company by the next business day or such other instructions as an executive officer of the Company shall provide in writing to Broker.

11. Indemnification; Limitation of Liability. The Company agrees to indemnify and hold harmless Broker, its affiliates and their respective directors, officers, employees, agents and affiliates ("Broker Indemnified Persons") from and against all claims, losses, damages and liabilities (including, without limitation, promptly reimbursing any legal or other expenses as incurred in connection with defending or investigating any such action or claim) arising out of or attributable to (except in the case of any claims, losses, damages or liabilities resulting from Broker's misfeasance, bad faith, negligence or willful misconduct: (a) actions taken or not taken by Broker or its officers, directors, employees, representatives or affiliates, in good faith, under this Agreement; (b) any breach by the Company of this Agreement (including the Company's representations and warranties in this Agreement); or (c) any violation by the Company of applicable laws or regulations.

     This indemnification will survive termination or expiration of this Agreement.

     Notwithstanding any other provision of this Agreement, no Indemnified Person shall be liable to the Company or any other person or entity (i) as a result of Broker's engagement hereunder or any matter contemplated by this Agreement, except in the case of liability resulting from Broker's misfeasance, bad faith, negligence or willful misconduct.

12. Notice: All notices concerning this Agreement should be addressed as follows:

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Jefferies & Company, Inc.         Duckwall-ALCO Stores, Inc.
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13355 Noel Road, Suite 1400       401 Cottage Street
Dallas, TX   75240                Abilene, Kansas
(972) 701-3058 (Facsimile)        (785) 263-1905 (Facsimile)
Attn:  Mark Allen                 Attn: Warren H. Gfeller
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With a copy to:                   With a copy to:
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Edwin J. Hagerty                  Richard Nixon, Esq.
Regional Manager                  Stinson Morrison Hecker LLP
Jefferies & Company, Inc.         1201 Walnut, Suite 2900
13355 Noel Road, Suite 1400       Kansas City, Missouri 64106
Dallas, TX  75240                 861-691-3495 (Facsimile)
(972) 701-3058 (Facsimile)
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13.  Entire Agreement; Amendment. This Agreement, any Addendum hereto and the
Account Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or amended except by a writing signed by each of the parties. At the time of entering into any Addendum hereto or any other amendment or modification of this Agreement, the parties hereto shall deliver closing certificates which state that all of their representations and warranties provided herein are true and correct as of the date of execution of such Addendum, amendment or modification.

14. The Company and Broker acknowledge and agree that this Agreement is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), entitled to all of the protections given such contracts under the Bankruptcy Code.

15. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to any conflict of laws principles thereto. The Company and Broker intend that this Agreement is to be construed in a manner to ensure that the repurchase of Shares is made in compliance with Rule 10b5-1 and Rule 10b5-18.

16. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first written above.

Duckwall ALCO Stores, Inc.                  Jefferies & Company, Inc.

By:    /s/ Warren H. Gfeller                By:    /s/  Edwin J. Hagerty
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Name:  Warren H. Gfeller                    Name:  Edwin J. Hagerty
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Title: Chairman                             Title: Regional Manager
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